EXHIBIT 99.1

NEWS RELEASE	NEWS RELEASE	NEWS RELEASE	NEWS RELEASE
FOR IMMEDIATE RELEASE
Media Contacts:
Leah M. Gerstner, Leah.M.Gerstner@aexp.com, +1.212.640.3174
Andrew R. Johnson, Andrew.R.Johnson@aexp.com, +1.212.640.8610

Investors/Analysts Contacts:
Vivian Y. Zhou, Vivian.Y.Zhou@aexp.com, +1.212.640.5574
Michelle A. Scianni, Michelle.A.Scianni@aexp.com, +1.212.640.5574

AMERICAN EXPRESS FIRST-QUARTER REVENUE INCREASES 29% TO $11.7 BILLION, DRIVEN BY STRONG CARD MEMBER SPENDING GLOBALLY

FIRST-QUARTER EARNINGS PER SHARE WAS $2.73

COMPANY REAFFIRMS 2022 REVENUE AND EPS GUIDANCE

($ in millions, except per share amounts, and where indicated)

	Quarters Ended March 31,		Percentage Inc/(Dec)
	2022	2021
Total Network Volumes (Billions)	$350.3	$269.3	30%
Total Revenues Net of Interest Expense	$11,735	$9,064	29%
Total Provisions for Credit Losses	$(33)	$(675)	95%
Net Income	$2,099	$2,235	(6)%
Diluted Earnings Per Common Share [1]	$2.73	$2.74	—
Average Diluted Common Shares Outstanding	758	805	(6)%

New York – April 22, 2022 – American Express Company (NYSE: AXP) today reported first-quarter net income of $2.1 billion, or $2.73 per share, compared with net income of $2.2 billion, or $2.74 per share, a year ago.
“Our strong first-quarter results demonstrated the continued business momentum we’ve achieved over the last several quarters despite the uncertain macro environment,” said Stephen J. Squeri, Chairman and Chief Executive Officer. “Revenues were up 29 percent year-over-year, driven by Card Member spending growth of 35 percent globally on an FX-adjusted basis, with volumes reaching a monthly record high in March.
"This performance was enabled by our ongoing investments in areas critical to sustainable, long-term growth, including customer acquisition, engagement and retention. We added 3 million new proprietary cards in the quarter, as acquisitions of U.S. Consumer Platinum and Gold Cards and U.S. Business Platinum Cards reached all-time highs for the quarter. With travel activity continuing to pick up, we also had record monthly acquisitions for our Delta Cards in March.

“We also saw increased engagement across our customer categories, led by strong spending by Millennial and Gen Z Card Members and small and medium-sized businesses, which were up 56 percent and 30 percent, respectively, on an FX-adjusted basis over last year. Goods and Services spending, which is the largest category of spending on our network, continued to accelerate in the quarter, growing 21 percent on an FX-adjusted basis over last year. Travel and Entertainment spending was up 121 percent on an FX-adjusted basis over a year ago and essentially reached pre-pandemic levels globally for the first time in March, driven by continued strength in consumer travel.
“Our customer retention remained at very high levels throughout the quarter, demonstrating the high value that customers place on American Express Membership.
“These results are in line with our expectations for the full year, and we are reaffirming our full-year guidance of 18 to 20 percent revenue growth and earnings per share between $9.25 and $9.65.”
First-quarter consolidated total revenues net of interest expense were $11.7 billion, up 29 percent from $9.1 billion a year ago. The increase primarily reflected growth in Card Member spending compared to the prior year.
Consolidated provisions for credit losses resulted in a benefit of $33 million, compared with a benefit of $675 million a year ago. The change primarily reflected a significantly lower net reserve release in the current quarter compared with a year ago, partially offset by lower net write-offs in the current quarter, with credit metrics remaining near historic lows.
Consolidated expenses were $9.1 billion, up 34 percent from $6.7 billion a year ago, reflecting higher customer engagement costs primarily driven by a 30 percent increase in network volumes. Operating expenses were also higher, primarily reflecting net gains on Amex Ventures equity investments in the prior year and increased compensation costs in the current quarter.
The consolidated effective tax rate was 22.6 percent, down from 25.3 percent a year ago. The decrease primarily reflected discrete tax benefits in the current quarter.
Global Consumer Services Group reported first-quarter pretax income of $1.7 billion, compared with $2.1 billion a year ago.
Total revenues net of interest expense were $6.9 billion, up 27 percent from $5.4 billion a year ago. The increase primarily reflected growth in Card Member spending compared to the prior year.
Provisions for credit losses resulted in a benefit of $55 million, compared with a benefit of $503 million a year ago. The change primarily reflected a significantly lower net reserve release in the current quarter compared with a year ago, partially offset by lower net write-offs in the current quarter.
Total expenses were $5.2 billion, up 38 percent from $3.8 billion a year ago. The increase reflected higher customer engagement costs primarily driven by increased network volumes. Operating expenses were also higher primarily as a result of increased compensation, as well as technology and servicing costs.
Global Commercial Services reported first-quarter pretax income of $804 million, compared with $675 million a year ago.
Total revenues net of interest expense were $3.5 billion, up 31 percent from $2.7 billion a year ago, primarily reflecting growth in Card Member spending compared to the prior year.
Provisions for credit losses were $21 million, compared with a benefit of $161 million a year ago. The change primarily reflected lower reserve releases compared with a year ago, partially offset by lower net write-offs in the current quarter.
Total expenses were $2.7 billion, up 24 percent from $2.1 billion a year ago, reflecting higher customer engagement costs primarily driven by increased network volumes. Operating expenses were also higher primarily as a result of increased compensation, as well as technology and servicing costs.
Global Merchant and Network Services reported first-quarter pretax income of $687 million, compared with $385 million a year ago.
Total revenues net of interest expense were $1.4 billion, up 30 percent from $1.1 billion a year ago, primarily reflecting an increase in network volumes compared to the prior year.

Total expenses were $715 million, up 1 percent from $707 million a year ago.
Corporate and Other reported a first-quarter pretax loss of $514 million, compared with a pretax loss of $212 million a year ago. The decline was primarily driven by net gains on Amex Ventures equity investments in the prior year.

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Notes:
1
Diluted earnings per common share (EPS) was reduced by the impact of (i) earnings allocated to participating share awards and other items of $16 million and $15 million for the three months ended March 31, 2022 and 2021, respectively, and, (ii) dividends on preferred shares of $14 million for both the three months ended March 31, 2022 and 2021.

As used in this release:
•Card Member spending (billed business) represents transaction volumes, including cash advances, on payment products issued by American Express.
•Customer engagement costs represent the aggregate of Card Member rewards, business development, Card Member services, and marketing expenses.
•FX-adjusted information assumes a constant exchange rate between the periods being compared for purposes of currency translations into U.S. dollars (i.e., assumes the foreign exchange rates used to determine results for the three months ended March 31, 2022 apply to the period against which such results are being compared).
•Network volumes represent the total of billed business and processed volumes.
•Operating expenses represent salaries and employee benefits, professional services, data processing and equipment, and other, net.
•Reserve releases and reserve builds represent the portion of the provisions for credit losses for the period related to increasing or decreasing reserves for credit losses as a result of, among other things, changes in volumes, macroeconomic outlook, portfolio composition, and credit quality of portfolios. Reserve releases represent the amount by which net write-offs exceed the provisions for credit losses. Reserve builds represent the amount by which the provisions for credit losses exceed net write-offs.
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About American Express
American Express is a globally integrated payments company, providing customers with access to products, insights and experiences that enrich lives and build business success. Learn more at americanexpress.com and connect with us on facebook.com/americanexpress, instagram.com/americanexpress, linkedin.com/company/american-express, twitter.com/americanexpress, and youtube.com/americanexpress.
Key links to products, services and corporate responsibility information: personal cards, business cards, travel services, gift cards, prepaid cards, merchant services, Accertify, Kabbage, Resy, corporate card, business travel, diversity and inclusion, corporate responsibility and Environmental, Social, and Governance reports.
Source: American Express Company
Location: Global
This earnings release should be read in conjunction with the company’s statistical tables for the first quarter 2022, available on the American Express Investor Relations website at http://ir.americanexpress.com and in a Form 8-K furnished today with the Securities and Exchange Commission.
An investor conference call will be held at 8:30 a.m. (ET) today to discuss first-quarter results. Live audio and presentation slides for the investor conference call will be available to the general public on the above-mentioned American Express Investor Relations website. A replay of the conference call will be available later today at the same website address.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are subject to risks and uncertainties. The forward-looking statements, which address American Express Company’s current expectations regarding business and financial performance, including management’s outlook for 2022, expectations for 2023 and aspirations for 2024 and beyond, among other matters, contain words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “aim,” “will,” “may,” “should,” “could,” “would,” “likely” and similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. The company undertakes no obligation to update or revise any forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements, include, but are not limited to, the following:
•the company’s ability to achieve its 2022 earnings per common share (EPS) outlook, grow earnings in the future and execute on its growth plan, which will depend in part on revenue growth, credit performance and the effective tax rate remaining consistent with current expectations and the company’s ability to continue investing in its brand, customers, value proposition, coverage, technology and talent, controlling operating expenses, effectively managing risk and executing its share repurchase program; any of which could be impacted by, among other things, the factors identified in the subsequent paragraphs as well as the following: the extent and duration of the effect of the pandemic on the economy, consumer and business spending, and customer behaviors, such as with respect to travel, dining, shopping and in-person events; Russia’s invasion of Ukraine and related geopolitical impacts; the effects and duration of inflation, staffing shortages, supply chain issues and increased energy costs; the impact on consumers and businesses as forbearance and government support programs end; issues impacting brand perceptions and the company’s reputation; the impact of any future contingencies, including, but not limited to, restructurings, investment gains or losses, impairments, changes in reserves, legal costs and settlements, the imposition of fines or civil money penalties and increases in Card Member remediation; impacts related to new or renegotiated cobrand and other partner agreements; and the impact of regulation and litigation, which could affect the profitability of the company’s business activities, limit the company’s ability to pursue business opportunities, require changes to business practices or alter the company’s relationships with Card Members, partners and merchants;
•the company’s ability to achieve its 2022 revenue growth outlook, its revenue growth expectations for 2023 and its revenue growth aspirations for 2024 and beyond, which could be impacted by, among other things, the factors identified above and in the subsequent paragraphs as well as the following: a deterioration in global economic and business conditions; consumer and business spending volumes not growing in line with expectations; the amount and efficacy of investments in share, scale and relevance; an inability to address competitive pressures and implement strategies and business initiatives, including within the premium consumer space, commercial payments, the global merchant network and digital environment; uncertainty regarding the continued spread of COVID-19 (including new variants) and the availability, distribution and use of effective treatments and vaccines; prolonged measures to contain the spread of COVID-19 (including travel restrictions), concern of the possible imposition of further containment measures and health concerns associated with the pandemic continuing to affect customer behaviors and travel patterns and demand, any of which could further exacerbate the effects on economic activity and travel-related revenues; and merchant discount rates changing by a greater or lesser amount than expected;
•net card fees not performing consistently with expectations, which could be impacted by, among other things, a deterioration in macroeconomic conditions impacting the ability and desire of Card Members to pay card fees; higher Card Member attrition rates; the pace of Card Member acquisition activity; and the company’s inability to address competitive pressures, develop attractive value propositions and implement its strategy of refreshing card products and enhancing benefits and services;
•net interest income and the growth rate of loans outstanding being higher or lower than expectations, which could be impacted by, among other things, the behavior of Card Members and their actual spending, borrowing and paydown patterns; the company’s ability to effectively manage risk and enhance Card Member value propositions; changes in benchmark interest rates; changes in capital and credit market conditions and the availability and cost of capital; credit actions, including line size and other adjustments to credit availability; the yield on Card Member loans not remaining consistent with current expectations; and the effectiveness of the company’s strategies to capture a greater share of existing Card Members’ spending and borrowings, and attract new, and retain existing, customers;
•future credit performance, the level of future delinquency and write-off rates and the amount and timing of future reserve builds and releases, which will depend in part on changes in consumer behavior that affect loan and receivable balances (such as paydown and revolve rates); macroeconomic factors such as unemployment rates, GDP and the volume of bankruptcies; the ability and willingness of Card Members to pay amounts owed to the company, particularly as forbearance and government support programs end; the enrollment in, and effectiveness of, financial relief programs and the performance of accounts as they exit from such programs; collections capabilities and recoveries of previously written-off loans and receivables; and governmental actions that provide forms of relief with respect to certain loans and fees, such as limiting debt collections efforts and encouraging or requiring extensions, modifications or forbearance;
•the actual amount the company spends on marketing in 2022 and beyond, which will be based in part on continued changes in the macroeconomic and competitive environment and business performance; the effectiveness of management’s investment optimization process, management’s identification and assessment of attractive investment opportunities and the receptivity of Card Members and prospective customers to advertising and customer acquisition initiatives; the company’s ability to balance expense control and investments in the business; and management’s ability to drive increases in revenues and realize efficiencies and optimize investment spending;
•the actual amount to be spent on Card Member rewards and services and business development, and the relationship of these variable customer engagement costs to revenues, which could be impacted by continued changes in macroeconomic conditions and Card Member behavior as it relates to their spending patterns (including the level of spend in bonus categories), the redemption of rewards and offers (including travel redemptions) and usage of travel-related benefits; the costs related to reward point redemptions; inflation; further enhancements to product benefits to make them attractive to Card Members and prospective customers, potentially in a manner that is not cost effective; new and renegotiated contractual obligations with business partners; and the pace and cost of the expansion of the company’s global lounge collection;
•the company’s ability to control operating expenses, the actual amount spent on operating expenses in 2022 and beyond and the relationship of operating expense growth to revenue growth, which could be impacted by, among other things, salary and benefit expenses to attract and retain talent; costs due to new hybrid working arrangements; supply chain issues; a persistent inflationary environment; management’s decision to increase or decrease spending in such areas as technology, business and product development, sales force, premium servicing and digital capabilities depending on overall business performance; the company’s ability to innovate efficient channels of customer interactions and the willingness of Card Members to self-service and address issues through digital channels; the company’s ability to increase automation more generally and leverage and grow its scale; restructuring activity; fraud costs; information security or compliance expenses or consulting, legal and other professional services fees, including as a result of litigation or internal and regulatory reviews; the level of M&A activity and related expenses; information or cyber security incidents; the payment of civil money penalties, disgorgement, restitution, non-income tax assessments and litigation-related settlements; impairments of goodwill or other assets; and the impact of changes in foreign currency exchange rates on costs
•the company’s tax rate not remaining consistent with current levels, which could be impacted by, among other things, changes in tax laws and regulation, the company’s geographic mix of income, unfavorable tax audits and other unanticipated tax items;
•changes affecting the company’s plans regarding the return of capital to shareholders, which will depend on factors such as capital levels and regulatory capital ratios; changes in the stress testing and capital planning process and new guidance from the Federal Reserve; results of operations and financial condition; credit ratings and rating agency considerations; and the economic environment and market conditions in any given period;

•our ability to implement our ESG strategies and initiatives, which depend in part on the amount and efficacy of our investments in product innovations, marketing campaigns, our supply chain and operations, and philanthropic, colleague and community programs; customer behaviors; and the cost and availability of solutions for a low carbon economy;
•changes in the substantial and increasing worldwide competition in the payments industry, including competitive pressure that may materially impact the prices charged to merchants that accept American Express cards, the desirability of the company’s premium card products, competition for new and existing cobrand relationships, competition from new and non-traditional competitors and the success of marketing, promotion and rewards programs;
•the possibility the actual amount the company earns from new Card Members will be lower than estimated, which will depend in part on factors such as changes in the economic and business environment, the effectiveness of the company’s marketing and loyalty programs to continue to engage Card Members and the willingness of Card Members to sustain spending and borrowing behaviors;
•a failure in or breach of the company’s operational or security systems, processes or infrastructure, or those of third parties, including as a result of cyberattacks, which could compromise the confidentiality, integrity, privacy and/or security of data, disrupt the company’s operations, reduce the use and acceptance of American Express cards and lead to regulatory scrutiny, litigation, remediation and response costs, and reputational harm;
•legal and regulatory developments, which could affect the profitability of the company’s business activities; limit the company’s ability to pursue business opportunities or conduct business in certain jurisdictions; require changes to business practices or alter the company’s relationships with Card Members, partners, merchants and other third parties, including its ability to continue certain cobrand relationships in the EU; exert further pressure on the average discount rate and the company’s GNS business; result in increased costs related to regulatory oversight, litigation-related settlements, judgments or expenses, restitution to Card Members or the imposition of fines or civil money penalties; materially affect capital or liquidity requirements, results of operations or ability to pay dividends; or result in harm to the American Express brand; and
•factors beyond the company’s control such as a further escalation of the military conflict between Russia and Ukraine, future waves of COVID-19 cases, the severity and contagiousness of new variants, severe weather conditions, natural disasters, power loss, disruptions in telecommunications, terrorism and other catastrophic events, any of which could significantly affect demand for and spending on American Express cards, delinquency rates, loan and receivable balances and other aspects of the company’s business and results of operations or disrupt its global network systems and ability to process transactions.
A further description of these uncertainties and other risks can be found in American Express Company’s Annual Report on Form 10-K for the year ended December 31, 2021 and the company’s other reports filed with the Securities and Exchange Commission.